Exhibit 1.1

BRILLIA INC
UNDERWRITING AGREEMENT

November 26, 2024

A.G.P./Alliance Global Partners
As Representative of the several Underwriters named on Schedule 1 attached hereto
590 Madison Avenue, 28th Floor
New York, NY 10022

Ladies and Gentlemen:

The undersigned, BrilliA Inc, a corporation formed under the laws of Cayman Islands (the “Company”), hereby confirms its agreement (this “Agreement”) with A.G.P./Alliance Global Partners (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Shares.

1.1.1 Nature and Purchase of Shares.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 2,500,000 shares (the “Firm Shares”) of the Company’s Class A ordinary shares, par value $0.00005 per share (the “Class A Shares”).

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof. The purchase price for one Firm Share shall be $3.72 (net of underwriting discounts). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2 Firm Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the first (1st) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) under the Securities Act of 1933, as amended (the “Securities Act”) (or the second (2nd) Business Day following the Effective Date if the pricing for the Offering (as defined in Section 1.2.1 below) occurs after 4:01 p.m., Eastern time on the Effective Date) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Lewis Brisbois Bisgaard & Smith LLP, 45 Fremont Street, 30th Floor, San Francisco, California 94105 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the Firm Shares via the Depository Trust Company (“DTC”). The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2 Over-allotment Option.

1.2.1 Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 375,000 Class A Shares from the Company, representing fifteen percent (15%) of the Firm Shares sold in the offering (the “Option Shares”). The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to together as the “Shares.” The offering and sale of the Shares is hereinafter referred to as the “Offering.”

1.2.2 Exercise of Option. The Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriters as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the date of the Prospectus (as defined below). The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3 Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriters for applicable Option Shares.

1.3 Representative’s Warrants.

1.3.1 Purchase Warrants. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date, and each Option Closing Date, a warrant to purchase such number of Class A Shares equal to 5.0% of the number of Shares purchased on such Closing Date or Option Closing Date, as the case may be. The Representative’s Warrant agreement, in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing 180 days after the Effective Date and expiring on the five year anniversary of the Effective Date at an initial exercise price per Common Share of $5.20, which is equal to 130.0% of the public offering price of each Share. The Representative’s Warrant Agreement and the Class A Shares issuable upon exercise thereof (the “Representative’s Shares”) are sometimes hereinafter referred to together as the “Representative’s Securities.”

1.3.2 Delivery. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may reasonably request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an initial registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-282056), including any related prospectus or prospectuses, for the registration of the sale of Shares under the Securities Act, which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”) and contains and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated October 15, 2024, which was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 5:00 p.m., Eastern Time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2 Pursuant to the Exchange Act. The Class A Shares are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2 Intentionally omitted.

2.3 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4 Exchange Listing. The Class A Shares have been approved for listing on the NYSE American LLC (the “Exchange”), subject only to the official notice of issuance and evidence of satisfactory distribution. The Company is in compliance with all applicable listing requirements of the Exchange, subject to the completion of the Offering.

2.5 Disclosures in Registration Statement.

2.5.1 Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date, or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (a) the information set forth under the sub-captions “Price Stabilization, Short Positions and Penalty Bids,” and “Electronic Distribution” and (b) the table showing the number of securities to be purchased by each Underwriter (the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, or at any Option Closing Date (if any), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.5.2 Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein, and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for a default or event which would not reasonably be expected to result in a Material Adverse Effect (as such term is defined in Section 2.5.3 below). To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.5.3 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose in all material respects as described in the Registration Statement and to own or lease its properties. The Company is not in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no subsidiaries, aside from the following: PT Mirae Asia Pasifik, Bra Pro Limited, and Brillia Holdings (Singapore) Pte. Ltd..

2.5.4 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Representative’s Warrant Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Representative’s Warrant Agreement, and the consummation by each of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and the Representative’s Warrant Agreement, upon delivery will have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.5.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Representative’s Warrant Agreement, and the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5.6 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the Representative’s Warrant Agreement, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus, other than: (i) the Registration of the Shares under the Securities Act; (ii) the listing of the Shares on the Exchange; (iii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be registered under the Exchange Act and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and sale of the Shares by the Underwriters; and (iv) such consents, approvals, authorizations, orders, filings, registrations or qualifications, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (collectively, the “Required Approvals”).

2.5.7 Issuance of the Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the Representative’s Warrant Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capitalization the maximum number of Class A Shares issuable pursuant to this Agreement and the Representative’s Warrant Agreement.

2.5.8 Capitalization. The equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus for the dates so identified under the caption [“Capitalization”] (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the Representative’s Warrant Agreement. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Class A Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Class A Shares. Except as described in the Registration Statement and the Prospectus, the issuance and sale of the Shares will not obligate the Company to issue Class A Shares or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state, local and foreign securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

2.5.9 Financial Statements. The financial statements of the Company, together with related notes as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-IFRS financial measures” comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations, not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required.

2.5.10 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.5.11 Litigation. Except as set forth in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Representative’s Warrant Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Registration Statement, neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

2.5.12 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. To the knowledge of the Company, no executive officer of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.5.13 Compliance. The Company: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) has not received written notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and have no knowledge that any such governmental authority is considering such action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

2.5.14 Environmental Laws. The Company (i) is in material compliance with all material federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits licenses or other approvals required of them under applicable Environmental Laws for their respective businesses; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

2.5.15 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.5.16 Title to Assets. The Company has good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by them under valid, subsisting and enforceable leases with which the Company is in compliance in all material respects.

2.5.17 Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, Pricing Disclosure Package and the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect. The Company has not received, since the date of the latest audited financial statements included within the Registration Statement, Pricing Disclosure Package and the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

2.5.18 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.5.19 Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.5.20 Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and the Prospectus (such date, the “Evaluation Date”). Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

2.5.21 Certain Fees. Except as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, Underwriter, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Representative’s Warrant Agreement. Other than for Persons engaged by any Underwriter, if any, the Underwriters shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Representative’s Warrant Agreement.

2.5.22 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.5.23 Registration Rights. Except as set forth in the Registration Statement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

2.5.24. Exchange Act Registration. A registration statement on Form 8-A (File No. 001-42410) in respect of the registration of the Class A Shares, pursuant to Section 12 of the Exchange Act, was filed with the Commission on November 15, 2024, such registration statement in the form delivered to the Underwriters was declared effective by the Commission in such form; no other document with respect to such registration statement has theretofore been filed with the Commission (the “8-A Registration Statement”). The 8-A Registration Statement complies in all material respects with the Exchange Act.

2.5.25 [Reserved].

2.5.26 Disclosure. All of the disclosure furnished by or on behalf of the Company to the Underwriters regarding the Company, their respective businesses and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Underwriter makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

2.5.27 No Integrated Offering. Assuming the accuracy of the Underwriters’ representations and warranties related thereto, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.5.28 Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

2.5.29 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all federal, state and local income and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.5.30 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

2.5.31 Accountants. The Company’s independent registered public accounting firm is as set forth in the Prospectus. Such accounting firm is a registered independent public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder.

2.5.32 Acknowledgment Regarding Underwriters’ Purchase of Shares. The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Representative’s Warrant Agreement and the transactions contemplated hereby. The Company further acknowledges that no Underwriter is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Underwriter or any of their respective representatives or agents in connection with this Agreement and the Representative’s Warrant Agreement and the transactions contemplated hereby is merely incidental to the Underwriters’ purchase of the Shares. The Company further represents to each Underwriter that the Company’s decision to enter into this Agreement and the Representative’s Warrant Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.5.33 [Reserved].

2.5.34 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Underwriter in connection with the placement of the Shares.

2.5.35 [Reserved].

2.5.36 [Reserved].

2.5.37 Statistical Information. The statistical and market and industry-related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and the Company has obtained the written consent to the use of such data from sources to the extent required.

2.5.38 Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.5.39 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Underwriter’s request.

2.5.40 Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.5.41 Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.5.42 PFIC Status. The Company does not believe it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC.

2.5.43 Stamp or Other Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the sale and delivery by Shares to the Underwriters.

2.5.44 Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and 5% or greater shareholders (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), with the lock-up period listed on Schedule 3, prior to the execution of this Agreement.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or Prospectus proposed to be filed after the date of this Agreement and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1 Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 424(b) and Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall have been filed and when any post-effective amendment to the Registration Statement shall become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Shares. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2 Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act (the “Exchange Act Regulations”) so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company shall give the Representative notice of its intention to make any filing pursuant to the Exchange Act or the Exchange Act Regulations from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-Allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

3.3 Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Underwriters and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4 Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5 Events Requiring Notice to the Underwriters. The Company shall use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (iv) of the receipt of any comments or request for any additional information from the Commission; and (v) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6 Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its best efforts to maintain the registration of the Class A Shares under the Exchange Act. The Company shall not deregister the Class A Shares under the Exchange Act without the prior written consent of the Underwriters, such consent not to be unreasonably withheld.

3.7 Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.8 Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for the first six month of each fiscal year (or other periods required under the Commission’s rules on financial statements) immediately preceding the announcement of any such six months (or other periods required) financial information, provided that such a provision shall not prevent a sale, merger or similar transaction involving the Company.

3.9 Listing. The Company shall use commercially reasonable efforts to maintain the listing of the Class A Shares (including the Shares) on the Exchange for at least three years from the date of this Agreement.

3.10 Intentionally Omitted.

3.11 Reports to the Representative.

3.11.1 Periodic Reports, etc.. For a period of one year after the date of this Agreement, the Company shall furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.11.1.

3.11.2 Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and, for a period of one (1) year after the date of this Agreement, shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Vstock Transfer LLC is acceptable to the Representative to act as Transfer Agent for the Class A Shares.

3.11.3 [Intentionally Omitted].

3.12 Payment of Expenses. The Company agrees to pay on each of the Closing Date and the Option Closing Date, if any, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in this Offering with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on the Exchange and on such other stock exchanges as the Company and Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares offered under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of its public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Shares to be offered in this offering; (i) fees and expenses of the transfer agent for the securities; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (k) the fees and expenses of the Company’s accountant; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives in an aggregate amount not to exceed $200,000 (inclusive of the Advance, as defined below). The Company has advanced $100,000 to the Representative to cover its out-of-pocket expenses (the “Advance”). The Advance shall be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the number of Offered Securities purchased) of a non-accountable expense allowance of one percent (1%) of the gross proceeds of the Offering, including proceeds from the sale of the Over-allotment Shares, if any.

3.13 Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.14 Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.15 Stabilization. The Company will not take, and will use its commercially reasonable best efforts to cause its affiliates not to take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.16 Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17 Accountants. As of the date of this Agreement, the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Underwriters acknowledge that TAAD LLP (the “Auditor”) is acceptable to the Representative.

3.18 FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that Company or any of its affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

3.19 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.20 Company Lock-Up Agreements.

3.20.1 Restriction on Sales of Shares. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of six (6) months from the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 3.20.1 shall not apply to (i) the Class A Shares to be sold hereunder, (ii) the issuance by the Company of Class A Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing, provided that such securities outstanding on the date hereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) the issuance by the Company of stock options or shares of capital stock of the Company under (A) any equity compensation plan of the Company to employees, officers, consultants or directors of the Company for services rendered to the Company or (B) any stock options issued or to be issued to certain shareholders of the Company as disclosed in the Prospectus, provided that, prior to the issuance of any Class A Shares under this subparagraph (B) to any person not delivering a Lock-Up Agreement pursuant to Section 2.5.44 hereof, the Company will use its reasonable best efforts to obtain the agreement of such person to not dispose, or agree to dispose, of any of Class A Shares for a period of two years from issuance; (iv) the transfer, issuance, sale or disposition of Class A Shares or any security convertible into or exercisable or exchangeable for Class A Shares pursuant to an investment in which a single strategic investor (and not an organization primarily engaged in the business of capital raising) that is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds acquires over twenty five percent (25%) of the fully diluted capitalization of the date thereof, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during six (6) months following the Closing Date; or (v) Class A Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship entered into at arms-length (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity provided that any such transaction involves solely existing business segments or business scope that the Company is already operating in as described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and provided that such Class A Shares or other securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during six (6) months following the Closing Date.

3.21 Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.22 Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act Regulations.

3.23 Emerging Growth Company. From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act was made) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy in all material respects of the representations and warranties of the Company as of the date hereof and as of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company in all material respects of its obligations hereunder; and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement; Required Filings. The Registration Statement has been declared effective by the Commission under the Securities Act and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2 FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 Exchange Stock Market Clearance. On the Closing Date, the Company’s Class A Shares, including the Firm Shares and the Option Shares, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2 Company Counsel Matters.

4.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Underwriters shall have received the opinion and negative assurance letter of Ortoli | Rosenstadt LLP, 366 Madison Ave, 3rd Flr, New York, NY 10017, counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.2 Closing Date Opinion of Indonesia Counsel. On the Closing Date, the Underwriters shall have received the opinion of Ali Burdiardjo, Nugroho, Reksodiputro, Indonesia local counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.3 Closing Date Opinion of Cayman Islands Counsel. On the Closing Date, the Underwriters shall have received the opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands local counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.4 Closing Date Opinion of British Virgin Islands Counsel. On the Closing Date, the Underwriters shall have received the opinion of Mourant Ozannes (BVI), British Virgin Islands local counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.5 Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Underwriters shall have received the favorable opinions of such counsels listed in Sections 4.2.1, 4.2.2, 4.2.3. and 4.24 dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in their respective opinion delivered on the Closing Date.

4.3 Comfort Letters.

4.3.1 Cold Comfort Letter. At the time this Agreement is executed, you shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Underwriters and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2 Bring-down Comfort Letter. On the Closing Date and the Option Closing Date, you shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. The Company shall have furnished to the Underwriters a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date)), of its Chief Executive Officer, and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the Applicable Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Effect or a prospective Material Adverse Effect, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

4.4.2 Secretary’s Certificate. At the Closing Date, and the Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Effect or development involving a prospective Material Adverse Effect in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any director or officer before or by any court or federal, state, local or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6 No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and each Option Closing Date, if any, that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7 Delivery of Agreements.

4.7.1 Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.7.2 [Reserved].

4.7.3 Representative’s Warrant Agreement. On the Closing Date and on each Option Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement.

4.8 Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5. Indemnification.

5.1 Indemnification of the Underwriters.

5.1.1 General. Subject to the conditions set forth below, and to the extent permitted by law, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Shares to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof.

5.1.2 Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Party (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Shares or in connection with the Registration Statement, the Pricing Disclosure Package, or the Prospectus or any Issuer Free Writing Prospectus.

5.3 Contribution.

5.3.1 Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Class A Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3.1 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2 Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, and if the number of the Firm Shares or the Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or the Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or the Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Shares or the Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or the Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or the Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or the Option Shares, you do not arrange for the purchase of such Firm Shares or the Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or the Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or the Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Class A Shares.

7. Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” under Regulation S-K and the listing rules of the Exchange.

8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The Underwriters shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American LLC, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Effect in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

8.3 Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement is terminated prior to the Closing Date for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket documented expenses related to the transactions contemplated herein then due and payable (including the out-of-pocket and documented fees and disbursements of Representative Counsel) up to $150,000, and upon demand the Company shall pay the full amount thereof up to the cap to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4 Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5 Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Shares.

9. Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail (email) and confirmed and shall be deemed given when so delivered or sent via email and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor
New York, New York 10022
Attn: Thomas Higgins
Email: thiggins@allianceg.com

with a copy (which shall not constitute notice) to:

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, 30th Floor

San Francisco, CA 94105

Attention: John Yung

Email: John.Yung@lewisbrisbois.com

If to the Company:

BrilliA Inc

220 Orchard Road

Unit 05-01, Midpoint Orchard

Singapore 238852

Attention: Mr. Kendrew Hartanto, Chief Executive Officer

Email:with a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona Yieh, Esq.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6 Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8 Waiver, etc.. The failure of any of the parties hereto to at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

BrilliA Inc

By:	/s/ Kendrew Hartanto
Name:	Kendrew Hartanto
Title:	CEO

Confirmed as of the date first written above
mentioned, on behalf of itself and as
Representative of the several Underwriters
named on Schedule 1 hereto:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

[SIGNATURE PAGE]

BrilliA – UNDERWRITING AGREEMENT

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased if the Over-Allotment Option is Fully Exercised by the Representative
A.G.P./Alliance Global Partners	2,500,000	375,000
TOTAL	2,500,000	375,000

Sch. 1-1

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: 2,500,000

Number of Option Shares: 375,000

Public Offering Price per Firm Share: $4.00

Underwriting Discount per Firm Share resold to prior Shareholders of the Company: N/A

Underwriting Discount per Firm Share resold to new investors: $0.28

Proceeds to Company per Firm Share (before expenses): $3.72

Sch. 2-1

SCHEDULE 2-B

Issuer General Use Free Writing Prospectus

Filed on September 30, 2024

Sch. 2-2

Filed Pursuant to Rule 433

Registration Statement No. 333-282056

Issuer Free Writing Prospectus dated September 30, 2024

Relating to Preliminary Prospectus dated

September 18, 2024

Free Writing Prospectus

BrilliA Incorporated

2,500,000 Class A Ordinary Shares

This free writing prospectus relates to the initial public offering of ordinary shares of BrilliA Incorporated (the “Company”) and should be read together with the preliminary prospectus dated September 18, 2024 (the “Preliminary Prospectus”) that was included in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-282056), which can be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/2000230/000121390024079743/ea0200081-14.htm

The issuer has filed a registration statement (including a preliminary prospectus) on Form F-1 (File No. 333-282056) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website www.sec.gov. Alternatively, the Company and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Karen Mu via email at kmu@allianceg.com, by phone at 212-624-2138.

Sch. 2-2-1

BrilliA

BrilliA Incorporated

Vertically Integrated Solutions for Women's Lingerie Brands

Corporate Presentation
September 2024

NYSE American: BRIA (pending approval)

Vertically Integrated Solutions for Women’s Lingerie Brands BrilliA Incorporated Corporate Presentation September 2024 NYSE American: BRIA (pending approval)

Sch. 2-2-2

Forward - Looking Statements You must read the following disclaimer before continuing . The following disclaimer applies to the Presentation, related materials and any oral Presentation by the Company (as defined below) or any person on its behalf, any question and answer session that may follow the oral Presentation, and any material distributed in connection therewith (collectively, the “Presentation”) to be accessed from this page or otherwise viewed because of such access and you are therefore advised to read this disclaimer page carefully before viewing the Presentation . In accessing the Presentation, you acknowledge and agree to be bound by the following terms and conditions . This Presentation has been prepared by BrilliA Incorporated (the “Company” or “BrilliA”) solely for informational purposes and is intended only for those persons to whom it is delivered personally by or on behalf of the Company, without regard to the specific investment objectives, financial situation and particular needs of any person . The information included herein in this Presentation has not been independently verified . No representations, warranties or undertakings, express or implied, are made by Company or any of its affiliates, advisers or representatives or the underwriters as to, and no reliance should be placed upon, the accuracy, fairness, completeness or correctness of the information or opinions presented or contained in this Presentation . By viewing or accessing the information contained in this Presentation, you acknowledge and agree that none of Company or any of its affiliates, advisers or representatives or the underwriters accept any responsibility whatsoever (in negligence or otherwise) for any loss howsoever arising from any information presented or contained in this Presentation or otherwise arising in connection with the Presentation . The information presented or contained in this Presentation is subject to change without notice and its accuracy is not guaranteed . None of the Company or any of its affiliates, advisers or representatives or the underwriter make any undertaking to update any such information subsequent to the date hereof . This Presentation should not be construed as legal, tax, investment or other advice . This Presentation contains statements that reflect the Company’s intent, beliefs or current expectations about the future . These statements can be recognized by the use of words such as “expects,” “plans,” “will,” “estimates,” “projects,” “intends,” or words of similar meaning . These forward looking statements are not guarantees of future performance and are based on a number of assumptions about the Company’s operations and other factors, many of which are beyond the Company’s control, and accordingly, actual results may differ materially from these forward looking statements . Caution should be taken with respect to such statements and you should not place undue reliance on any such forward looking statements . The Company or any of its affiliates, advisers or representatives or the underwriter has no obligation and does not undertake to revise forward looking statements to reflect newly available information, future events or circumstances . No representation, warranty or undertaking is made that any projection, forecast, assumption or estimate contained in this Presentation should or will be achieved . The Presentation is being accessed by you in an electronic form . You are reminded that any component of the Presentation, including any documents included in the Presentation, may be altered or changed during the process of transmission and consequently none of the Issuer, the underwriters or any person who controls any of them, or any director, officer, employee or agent of any of them, or any affiliate of any such person accepts any liability or responsibility . This Presentation does not constitute an offer to sell or an invitation to purchase or subscribe for any securities of the Company for sale in the United States or anywhere else . No part of this Presentation shall form the basis of or b e relied upon in connection with any contract or commitment whatsoever . Specifically , these materials do not constitute a “prospectus” within the meaning of the U . S . Securities Act of 1933 , as amended, and the regulations enacted thereunder . This Presentation does not contain all relevant information relating to the Company or its securities, particularly with respect to the risks and special considerations involved with an investment in the securities of the Company and is qualified in its entirety by reference to the detailed information in the prospectus relating to the proposed offering . Any decision to purchase the Company’s securities in the proposed offering should b e made solely on the basis of the information contained in the prospectus relating to the proposed offering . In evaluating its business, the Company uses or may use certain non - GAAP measures as supplemental measures to review and assess its operating and financial performance . These non - GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating and financial performances, investors should not consider them in isolation, or as a substitute for any consolidated statement of operations data prepared in accordance with U . S . GAAP . THE INFORMATION CONTAINED IN THIS DOCUMENT IS HIGHLY CONFIDENTIAL AND IS BEING GIVEN SOLELY FOR YOUR INFORMATION AND ONLY FOR YOUR USE IN CONNECTION WITH THIS PRESENTATION . THE INFORMATION CONTAINED HEREIN MAY NOT BE COPIED, REPRODUCED, REDISTRIBUTED, OR OTHERWISE DISCLOSED, IN WHOLE OR IN PART, TO ANY OTHER PERSON IN ANY MANNER . You are responsible for protecting against viruses and other destructive items . Your use of this website and the Presentation is at your own risk and it is your responsibility to take precautions to ensure that it is free from viruses or other items of a destructive nature . Any forwarding, distribution or reproduction of this Presentation in whole or in part is unauthorized .

Sch. 2-2-3

The Offering

Proposed Trading Symbol	**BRIA**
Proposed Exchange	**NYSE American**
Offering Price	**$4.00 to $5.00 per Class A Share**
Transfer Agent	**VStock Transfer, LLC**
# of Class A Shares Offered	**2,500,000**
# of Class A Shares Outstanding Following Offering	**25,000,000**

Use of Proceeds

The Offering BRIA NYSE American $4.00 to $5.00 per Class A Share Proposed Trading Symbol Proposed Exchange Offering Price Transfer Agent # of Class A Shares Offered # of Class A Shares Outstanding Following Offering VStock Transfer, LLC 2,500,000 25,000,000 Use of Proceeds 1. Development of Digital Marketing Platform 2. Research and Development 3. Expansion of B2B Business 4. General Working Capital and Corporate Purposes

Sch. 2-2-4

About BrilliA BrilliA sources, designs, and delivers high - quality, competitively priced, and sustainable lingerie from Indonesia, Thailand, and China to be marketed to major brands, primarily in North America and Europe . The company’s operating subsidiaries are : BRA PRO LIMITED (BRA PRO) BrilliA’s sales and marketing entity, incorporated in 2011. PT MIRAE ASIA PACIFIC (MAP) Offers designs for and controls the execution of the orders received by BRA PRO, incorporated in 2015. BrilliA SINGAPORE An investment holding company incorporated in 2023. BrilliA aims to launch its own premium lingerie brand, DIANA, soon. DIANA will initially target younger consumers in the Indonesia and SE Asia markets, where there is a great opportunity to introduce high - quality and value - driven lingerie options. Our operations are being supported by over 170 associates .

Sch. 2-2-5

We source, create designs, procure materials, and detailed technical specifications for external manufacturing facilities Overview Vertically integrated services allow brand owners to reduce corporate headcount We do not own manufacturing facilities, leading to a reduction in costs and increasing our profitability Specializes in intricate, skill - intensive products, elevating overall value delivered to customers Does NOT source cotton and other raw materials obtained from forced labor in China’s Xinjiang Uyghur Autonomous Region Provides products and services to major lingerie brands and retailers worldwide

Sch. 2-2-6

BrilliA

Product Portfolio

For the year ended March 31

	2023	2024
	% of revenue	% of revenue
Sales of garments:		
Brassiere	92.1%	91.7%
Bodysuit	7.0%	5.3%
Panty	0.4%	1.4%
Swimsuit	—	0.4%
Dress	—	0.6%
Others	—	0.2%
	99.5%	99.6%
Service rendered	0.5%	0.4%
Total revenue	100.0%	100.0%

Products include bras, bodysuits, panties, and related women’s intimate apparel. Extensive range of product styles designed for diverse price points and sizes. Provides products with international standard qualities from independent external manufacturers that meet international ethical compliance. Product Portfolio For the year ended March 31 2023 2024 Sales of garments: % of revenue % of revenue 91.7% 92.1% Brassiere 5.3% 7.0% Bodysuit 1.4% 0.4% Panty 0.4% — Swimsuit 0.6% — Dress 0.2% — Others 99.6% 99.5% 0.4% 0.5% Service rendered 100.0% 100.0% Total revenue

Sch. 2-2-7

Our Customers

Over 20 World Famous Brands including

Hanes

MAIDENFORM

JOCKEY

H&M

KIKI DE MONTPARNASSE

Wacoal

Playtex

VANITY FAIR

FRUIT OF THE LOOM, INC.
FRUIT OF THE LOOM
VANITY FAIR
SPALDING
RUSSELL ATHLETIC

fleur du mal

BALI

BrilliA

Our Customers Over 20 World Famous Brands including

Sch. 2-2-8

Design & Sourcing Strong design and sourcing capability with a track record of turning design concepts into finished samples within targeted lead times. One - Stop Multiple Solutions Vertically integrated one - stop apparel supply chain services operation ensures high - quality, cost - effective solutions. Robust Relationships Strong, stable relationship with key customers in the US, Europe, and Canada who notify the company of production needs in advance and refer prospective customers. Decades Experience Management possesses decades of lingerie industry experience and positions the company for continued growth and development. Competitive Strengths

Sch. 2-2-9

Market innovative, value - driven, and high - quality lingerie products for younger consumers, while promoting body positivity. About DIANA We plan to diversify the Group’s businesses through our premium lingerie brand, DIANA, a line of products marketed directly to consumers. With the launch of DIANA, we aim to: Expand our product portfolio to include sleepwear, babywear, activewear, and period panties. Obtain higher margins by selling directly to customers. Reinforce the ex1-1 of our design capabilities to B2B customers. Target consumers online, enhancing our direct customer engagement and brand awareness.

Sch. 2-2-10

About DIANA With the launch of DIANA, we aim to establish boutique retail locations in: In addition to these retail locations, we plan on introducing pop up stores, and kiosks, as well as expanding online through our Website, Instagram, and Marketplaces, and utilizing influencers to capture additional market share and increase brand visibility. DIANA Flagship Store - External DIANA Flagship Store - Interior DIANA Pop - Up Store Singapore Indonesia ASEAN Countries Europe

Sch. 2-2-11

BrilliA

Industry Outlook: 2022-2030

According to Grand View Research (Oct 2023)

Global Lingerie Market
$88.32 Billion

Expected to grow by a CAGR 5.7% through 2030

Indonesia Lingerie Market
$1.06 Billion

Expected to reach $1.54B by 2030

SE Asia Lingerie Market
$3.42 Billion

Expected to grow by a CAGR 5.3% through 2030

Fig.15 Country marketplaces: Key takeaways
Market Value, 2022: USD 631.1 Million
Market Value, 2030: USD 969.9 Million
Thailand
Market Value, 2022: USD 221.5 Million
Market Value, 2030: USD 366.3 Million
Malaysia
Market Value, 2022: USD 1,056.4 Million
Market Value, 2030: USD 1,537.3 Million
indonesia
Singapore
Market Value, 2022: USD 118.3 Million
Market Value, 2030: USD 201.2 Million

Fig.1 Market snapshot
Southeast Asia Lingerie Market Size (USD Million)
3,319.5
3,424.8
5,158.8
CAGR (2023-30)
5.3%
2017
2018
2019
2020
2021
2022
2030
Key Trends
The rise of e-commerce platforms has made it easier for consumers to access a wide variety of lingerie brands and styles. Additionally, the increasing marketing efforts to promote inclusivity, body positivity, and diverse sizing options have found strong appeal among a wider customer demographic in the Southeast Asia region.

Industry Outlook: 2022 - 2030 According to Grand View Research (Oct 2023) Global Lingerie Market $88.32 Billion Expected to grow by a CAGR 5.7% through 2030 SE Asia manufacturers expected to increase their focus on products that embrace more diverse body types. Global growth is expected to be driven by the rising purchasing power of women, with brands that focus on sustainability and ethical practices gaining a competitive edge. SE Asia Lingerie Market $3.42 Billion Expected to grow by a CAGR 5.3% through 2030 Indonesia Lingerie Market $1.06 Billion Expected to reach $1.54B by 2030

Sch. 2-2-12

Growth Strategies Recruit additional designers to expand product mix capabilities. Diversifying on new products to increase our revenue. Add sleepwear, activewear, period panties, mastectomy bras and baby wear to the product portfolio. Develop DIANA in - house premium brand and market to the younger demographic at retail outlets in Indonesia, SE Asia, and via leading online and social media platforms. Leverage DIANA’s direct - to - customer sales to produce improved company margins. Add new customers by creating an accessible e - commerce platform and enhanced digital marketing strategies. Expand business and operations through joint ventures, acquisitions, and/or strategic alliances in Southeast Asia.

Sch. 2-2-13

Mr. Kendrew Hartanto Chief Executive Officer Our Team of Industry Experts An industry veteran with 28 years in women’s fashion. Expertise in sourcing, design, and production across multiple countries including Indonesia, PRC, and Thailand. Holds a Bachelor of Science Degree in Finance and Marketing from the University of Southern California. Mr. Salim Podiono Co - Founder, Executive Director, & Chairman Visionary leader with a 30 - year career in the garment industry recognized expertise in manufacturing, marketing, and distribution. Holds a Master’s Degree in Finance from George Washington University. Mr. Koh Wah Seng Philip Chief Financial Officer Over 25 years of experience in operational accounting with various listed companies and multi - national corporations in Singapore. Holds Bachelor of Business Degree in Accounting from Monash University, Australia.

Sch. 2-2-14

Mr. Karl - Heinz Barth Independent Director Nominee, Compensation Committee Chairman Nominee Renowned expert in underwear industry, with a career spanning over 25 years at Triumph International. Our Board of Independent Directors Mr. Kok Poh Fui Independent Director Nominee, Audit Committee Chairman Nominee Executive Director and former CFO of Xin Hwa Holdings Berhad. Fellow of the Association of Chartered Certified Accountants and member of the Malaysian Institute of Accountants. Mr. Gary Kronfeld Independent Director Nominee, Nomination Committee Chairman Nominee Served as VP and CEO for SPIRITE INDUSTRIES INC, which designed, manufactured, sourced, and distributed branded and private label intimate apparel to major retailers throughout the US, Canada, Mexico, and the Caribbean. Ms. Iming Bahari Independent Director Nominee Seasoned professional with 30 years of experience in human resources. Currently serves as VP of Human Capital Management at Mandai Wildlife Group.

Sch. 2-2-15

Financial Information

$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$51,613,000
$7,821,000
$4,173,000
$55,756,000
$8,432,000
$3,146,000
2023
2024
Revenue
Gross Profit
Net Income

Financial Information Fiscal Years ended March 31, 2023, vs. March 31, 2024 $51,613,000 $55,756,000 $7,821,000 $8,432,000 $4,173,000 $3,146,000 $0 $10,000,00 0 $50,000,00 0 $40,000,00 0 $30,000,00 0 $20,000,00 0 $60,000,00 0 2023 2024 Revenue Gross Profit Net Income

Sch. 2-2-16

Financial Information

STATEMENTS OF PROFIT OR LOSS

For the year ended March 31,	2023	2024
	USD'000	USD'000
Revenue	51,613	55,756
Cost of revenue	(43,792)	(47,324)
Gross profit	**7,821**	**8,432**
Operating expenses		
Depreciation of property, plant and equipment	*	*
Employee benefit expense	(170)	(208)
Other expenses	(2,645)	(4,339)
Net loss on impairment of financial assets	(18)	(236)
Total operating expenses	**(2,833)**	**(4,783)**
Profit from operation	**4,988**	**3,649**
Other income	10	119
Total other income	**10**	**119**
Profit before income taxes	**4,998**	**3,768**
Income tax expense	(825)	(622)
Net Income	**4,173**	**3,146**

Financial Information STATEMENTS OF PROFIT OR LOSS 2024 2023 For the year ended March 31, USD’000 USD’000 55,756 51,613 Revenue (47,324) (43,792) Cost of revenue 8,432 7,821 Gross profit Operating expenses * * Depreciation of property, plant and equipment (208) (170) Employee benefit expense (4,339) (2,645) Other expenses (236) (18) Net loss on impairment of financial assets (4,783) (2,833) Total operating expenses 119 10 Other income 119 10 Total other income (622) (825) Income tax expense 3,146 4,173 Net Income Profit from operation 4,988 3,649 Profit before income taxes 4,998 3,768

Sch. 2-2-17

BrilliA

Financial Information

STATEMENTS OF FINANCIAL POSITION

	2023	2024
	USD'000	USD'000
ASSETS		
Non-current assets		
Property, plant and equipment, net	3	2
Deferred offering costs	—	837
Total non-current assets	3	839
Current assets		
Inventories	5,732	7,093
Trade and other receivables	7,457	11,993
Amount due from related parties	100	460
Cash and cash equivalents	8,913	5,954
Total current assets	22,202	25,500
Total Assets	22,205	26,339

	2023	2024
	USD'000	USD'000
LIABILITIES AND EQUITY		
Current liabilities		
Trade and other payables	14,015	16,803
Amount due to a shareholder	8	57
Income tax payable	1,683	2,305
Total current liabilities	15,706	19,165
Total liabilities	15,706	19,165
Capital and reserves		
Share capital	1	50
Retained earnings	6,498	7,124
Total shareholders' equity	6,499	7,174
Total liabilities and equity	22,205	26,339

Financial Information STATEMENTS OF FINANCIAL POSITION 2023 2024 USD’000 USD’000 ASSETS Non - current assets 2 3 Property, plant and equipment, net 837 — Deferred offering costs 839 3 Total non - current assets Current assets 7,093 5,732 Inventories 11,993 7,457 Trade and other receivables 460 100 Amount due from related parties 5,954 8,913 Cash and cash equivalents 25,500 22,202 Total current assets 26,339 22,205 Total Assets 2023 2024 USD’000 USD’000 LIABILITIES AND EQUITY Current liabilities 16,803 14,015 Trade and other payables 57 8 Amount due to a shareholder 2,305 1,683 Income tax payable 19,165 15,706 Total current liabilities 19,165 15,706 Total liabilities Capital and reserves 50 1 Share capital 7,124 6,498 Retained earnings 7,174 6,499 Total shareholders’ equity 26,339 22,205 Total liabilities and equity

Sch. 2-2-18

IPO Structure USE OF PROCEEDS Research & Development We intend to use 10 % of the net proceeds to research new product segments and to explore new designs within the brasserie segment . Development & Marketing of DIANA We intend to use 15 % of the net proceeds for the development and marketing of the DIANA brand and related products . We plan to target both online and offline retail segments . For the offline retail segment, we intend to seek strategic locations with busy customer traffic to open one flagship retail outlet in Indonesia, one additional outlet in Europe and a number of pop - up stores/kiosks . We also intend to market the products under the DIANA brand in virtual retailing via our own online selling platform . B2B Business Expansion We intend to use 35 % of the net proceeds for further expansion of our existing B 2 B business by exploring other garment product segments such as scrub, uniforms, swimwear, panties, and in technical equipment, which will require further investment to further upgrade product selection that can be offered to the customers . The expansion will enable the Company to do cross - sale of products to national brands and retailers . Working Capital & Operations We plan to use 40 % of the net proceeds for additional general working capital and business expansion . R&D 10% Development & Marketing of DIANA 15% B2B Business Expansion 35% Working Capital & Operations 40%

Sch. 2-2-19

Asset Light Company Maintaining minimal ownership of physical assets enable us to allocate our valuable resources on our core competencies In - House Brand Launch Upcoming launch of DIANA brand has the potential to generate improved margins Industry Expert Team Highly accomplished senior management with a top track record The business has generated growth over the years through existing cash flows Profitability Major Lingerie Clients We provide sourcing and design services to major lingerie brands Robustly Growing Market Robust lingerie industry growth projected both in SE Asia and globally Investment Highlights Global Expansion Plans Product/global expansion plans in progress Established Industry Relations Stable relationships with over 20 World Famous Brands

Sch. 2-2-20

Thank You! Company Contact BrilliA Incorporated 220 Orchard Road, Unit 05 - 01, Midpoint Orchard Singapore 238852 info@brilliaincorporated.com Investor Relations Scott Powell, President New York, NY 10036 info@skylineccg.com | +1.646.893.5835 A.G.P./Alliance Global Partners Skyline Corporate Communications Group, LLC 590 Madison Avenue, 28th Floor 1177 Avenue of the Americas, 5th Floor, New York, NY 10022 kmu@allianceg.com Underwriter Karen Mu

Sch. 2-2-21

SCHEDULE 3

List of Lock-Up Parties

Lock-Up Parties	Term of Lock Up
Salim Podiono	180 days
Nursalim Podiono	180 days
Shim Siang Fan	180 days
Kendrew Hartanto	180 days
Koh Wah Seng Philip	180 days
Kok Poh Fui	180 days
Karl-Heinz Barth	180 days
Gary H. Kronfeld	180 days

Sch. 3-1

EXHIBIT A

Representative’s Warrant Agreement

EXHIBIT B

Lock-Up Agreement